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Exhibit 23.1

Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K into TESSCO Technologies Incorporated's previously filed Registration Statement No. 33-87178 and No. 333-95249.

                      /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
June  , 2001

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Consent of Independent Public Accountants